UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2004

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2003, the Company entered into an Asset Purchase Agreement Between L.O.D.C. Group, LTD and Naturade, Inc., which provided for the sale of Naturade's Aloe Vera brands to Lily of the Desert Organic Aloeceuticals in an all cash transaction. The transaction is described in detail in the Asset Purchase Agreement Between L.O.D.C. Group, LTD and Naturade, Inc., a copy of which is attached as exhibit 10.54 to this Form 8-K and is incorporated herein by this reference

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 2, 2003, the Company completed the sale of its Aloe Vera brands to Lily of the Desert Organic Aloeceuticals in an all cash transaction. The transaction is described in detail in the Asset Purchase Agreement Between L.O.D.C. Group, LTD and Naturade, Inc., a copy of which is attached as exhibit 10.54 to this Form 8-K and is incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

On November 5, 2004, the Company released a press release describing the Asset Purchase Agreement Between L.O.D.C. Group, LTD and Naturade, Inc., a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.
Neither the information in this Item 7.01 nor Exhibit 99.1 shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
ExhibitNumber Description of Exhibit
10.54 Asset Purchase Agreement Dated November 2, 2004, between L.O.D.C. Group, LTD and Naturade, Inc.*
99.1 Press release dated November 5, 2004.

* Certain exhibits and schedules to this exhibit have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

November 8, 2004	By:	Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.54	Asset Purchase Agreement Dated November 2, 2004, between L.O.D.C. Group, LTD and Naturade, Inc.*
99.1	Press release dated November 5, 2004.